Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces Strong First Quarter 2026 Results

LANSING, Mich. — May 5, 2026 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Key Highlights

▪Retail annuity sales1 of $5.3 billion in the first quarter of 2026, up 31% from the first quarter of 2025, reflecting continued strong demand across our product suite
–Variable annuity sales1 of $2.5 billion were down 6% from the first quarter of 2025, primarily reflecting lower sales of products with lifetime benefits
–Registered index-linked annuity (RILA) sales of $2.0 billion were up 68% from the first quarter of 2025
–Fixed and fixed index annuity (FIA) sales of $756 million were up 335% from the first quarter of 2025, driven by Jackson Income Assurance℠, our recently launched FIA
▪Robust sales for spread products are supported by capabilities added at PPM America, Inc. (PPM), our asset management subsidiary, to source higher yielding assets. These sales, combined with a focus on growing third-party business, contributed to an 18% increase in PPM assets under management (AUM) from the first quarter of 2025.
▪Net (loss) attributable to Jackson Financial Inc. common shareholders of $(435) million, or $(6.24) per diluted share in the first quarter of 2026, compared to $(35) million, or $(0.48) per diluted share in the first quarter of 2025
▪Adjusted operating earnings2 of $361 million, or $5.15 per diluted share in the first quarter of 2026, compared to $376 million, or $5.10 per diluted share in the first quarter of 2025, primarily reflecting higher spread income from growth in average RILA, FIA, and Institutional AUM and a reduced share count due to repurchases, partially offset by higher general and administrative (G&A) expenses
▪Adjusted operating earnings per diluted share excluding notable items3 of $5.94 in the first quarter of 2026, up from $5.05 in the first quarter of 2025
▪Robust capital position at the operating company, with total adjusted capital of $5.5 billion as of March 31, 2026, and an estimated risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNL) of 554%
▪Jackson (parent company only) net cash provided by (used in) operating activities of $19 million in the first quarter of 2026, down from $29 million in the first quarter of 2025
▪Free cash flow2 of $288 million in the first quarter of 2026 reflecting distributions from our operating company of $325 million, which were up 35% from the first quarter of 2025
▪Returned $257 million to common shareholders in the first quarter of 2026, up 11% from the first quarter of 2025, through $192 million of common share repurchases and $65 million in common dividends
▪Cash and highly liquid securities at the holding company of nearly $650 million as of March 31, 2026, which was above Jackson’s targeted $250 million minimum liquidity buffer

1 Excludes certain internal exchanges
2 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.
3 See the appendix for a reconciliation and definitions related to notable items

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “Our first quarter results underscore the continued strength of our business and steady progress toward achieving our strategic objectives. We delivered 31% growth in retail annuity sales compared to the same period last year with a more diversified business mix, demonstrating both our distribution reach and the momentum in our spread business, including the successful start of our partnership with TPG. Our robust in-force book of business delivered free cash flow of $288 million, which was substantially higher than the first quarter of 2025. Additionally, we’ve made strong progress toward our financial targets, with significant free capital generation in the first quarter, $257 million of capital return to common shareholders, and healthy levels of excess cash at the holding company. We expect to build on this momentum throughout 2026 and remain committed to helping Americans achieve financial security.”

Consolidated First Quarter 2026 Results

The Company reported a net (loss) attributable to Jackson Financial Inc. common shareholders of $(435) million, or $(6.24) per diluted share for the three months ended March 31, 2026, compared to $(35) million, or $(0.48) per diluted share for the three months ended March 31, 2025. The first quarter net loss included a less favorable net hedging result versus the prior year’s first quarter, driven in part by higher volatility in the current quarter. The first quarter of 2026 also included a $40 million gain from business reinsured to third parties, while the prior year’s first quarter reported a loss of $161 million. The results of reinsured business can differ significantly from quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in accumulated other comprehensive income (AOCI). We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as adjusted operating earnings exclude, among other things, changes in the fair value of derivative instruments and market risk benefits tied to market movements.

Adjusted operating earnings for the three months ended March 31, 2026, were $361 million, or $5.15 per diluted share, compared to $376 million or $5.10 per diluted share for the three months ended March 31, 2025. The current quarter per share amount reflected higher spread income from growth in average RILA, FIA, and Institutional AUM and a reduced share count due to repurchases, partially offset by higher G&A expenses.

Total common shareholders’ equity was $9.0 billion or $125.61 per diluted share as of March 31, 2026, compared to $9.4 billion or $138.17 per diluted share as of December 31, 2025. Adjusted book value attributed to common shareholders4 was $10.4 billion or $145.35 per diluted share as of March 31, 2026, compared to $10.6 billion or $155.78 per diluted share as of December 31, 2025. The per share decrease was driven by non-operating net hedging results, capital return during the quarter, and a higher diluted share count resulting from the common equity issuance during the first quarter related to the initiation of the strategic partnership with TPG Inc. (TPG). These drivers were partially offset by adjusted operating earnings of $0.4 billion during the quarter. Return on equity attributable to common shareholders for the three months ended March 31, 2026 and March 31, 2025 were (18.9)% and (1.5)%, respectively. Adjusted operating return on equity attributable to common shareholders4 for the three months ended March 31, 2026, was 13.8%, up from 13.6% in the first quarter of 2025.

4 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

Segment Results – Pretax Adjusted Operating Earnings5

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Retail Annuities	$468	$420
Institutional Products	28	18
Closed Life and Annuity Blocks	(29)	28
Corporate and Other	(37)	(24)
Total[5]	$430	$442

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $468 million in the first quarter of 2026, compared to $420 million in the first quarter of 2025. The current quarter results primarily reflect higher spread income resulting from growth in average RILA and FIA AUM, partially offset by higher G&A expenses.

Total retail annuity sales6 of $5.3 billion in the first quarter of 2026 were up from $4.0 billion in the first quarter of 2025. Traditional variable annuity sales6 of $2.5 billion in the first quarter were down from $2.7 billion in the first quarter of 2025, reflecting lower sales of products with lifetime benefits. RILA sales of $2.0 billion in the first quarter were up from $1.2 billion in the first quarter of 2025. Fixed and fixed index annuity sales in the first quarter of $756 million were up from $174 million in the first quarter of 2025.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $28 million in the first quarter of 2026, compared to $18 million in the first quarter of 2025, driven by higher spread income resulting from higher AUM. Net flows were $(622) million in the first quarter, and total account value of $11.1 billion was up from $9.3 billion in the first quarter of 2025.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income (loss) of $(29) million in the first quarter of 2026, compared to $28 million in the first quarter of 2025, primarily reflecting lower limited partnership income and higher death claim benefits due to the implementation of enhanced processes and data sources for identifying deceased policyholders.

Corporate and Other

Corporate and Other reported a pretax adjusted operating (loss) of $(37) million in the first quarter of 2026, compared to $(24) million in the first quarter of 2025, primarily due to higher G&A expenses.

Corporate and Other also includes the results of PPM, which has experienced 18% growth in AUM from the first quarter of 2025. AUM as of March 31, 2026 was $95.0 billion, up from $80.2 billion as of March 31, 2025, driven by growth in both Jackson’s general account due to sales of RILA, fixed, FIA and Institutional products, and third-party AUM.

5 See reconciliation of Total Pretax Adjusted Operating Earnings, a non-GAAP financial measure, to net income in the Appendix to this release.
6 Excludes certain internal exchanges

Capitalization and Liquidity

(Unaudited, in billions)	March 31, 2026	December 31, 2025
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$5.5	$5.5
Statutory TAC at JNL was $5.5 billion as of March 31, 2026, unchanged from December 31, 2025. TAC was supported by strong earnings on in-force business, offset by a $325 million distribution to JNL’s parent during the first quarter of 2026 and the related reduction in deferred tax asset admissibility. JNL’s estimated RBC ratio was 554% as of March 31, 2026, down from the fourth quarter of 2025 due to an increase in estimated company action level required capital. Holding company free cash flow totaled $288 million in the first quarter of 2026 reflecting the $325 million distribution from the operating company.

Cash and highly liquid securities at the holding company totaled nearly $650 million as of March 31, 2026, which was above our targeted minimum liquidity buffer of $250 million.

Earnings Conference Call

Jackson will host a conference call on Wednesday, May 6, 2026, at 9 a.m. ET to review the first quarter results. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the SEC) on February 24, 2026, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and are available in the investor relations section of the Company’s website at investors.jackson.com/financials/

statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2025. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for three consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

WEBSITE INFORMATION
Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the first quarter results. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Chad Crunk
mediarelations@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax, non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM or other subsidiaries, plus the return of capital from our subsidiaries. Free cash flow should not be used as a substitute for JFI’s (Parent Company only) net cash provided by (used in) operating activities calculated in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders and other corporate initiatives.

For additional detail on the non-GAAP financial measures, please refer to the supplement relating to the first quarter ended March 31, 2026, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable U.S. GAAP measure.

U.S. GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended
(in millions, except share and per share data)	March 31, 2026	March 31, 2025
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$(435)	$(35)
Add: dividends on preferred stock	11	11
Add: income tax expense (benefit)	20	1
Pretax income (loss) attributable to Jackson Financial Inc.	(404)	(23)
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributable to guarantee benefit reserves	(771)	(768)
Net (gains) losses on hedging instruments	460	(1,011)
Market risk benefits (gains) losses, net	1,670	2,246
Net reserve and embedded derivative movements	(707)	(333)
Total net hedging results	652	134
Amortization of DAC associated with non-operating items at date of transition to LDTI[1]	121	128
Actuarial assumption updates and model enhancements	—	—
Net realized investment (gains) losses	42	66
Net realized investment (gains) losses on funds withheld assets	159	388
Net investment income on funds withheld assets	(199)	(227)
Other items	59	(24)
Total non-operating adjustments	834	465
Pretax adjusted operating earnings	430	442
Less: operating income tax expense (benefit)	58	55
Adjusted operating earnings before dividends on preferred stock	372	387
Less: dividends on preferred stock	11	11
Adjusted operating earnings	$361	$376

Weighted Average diluted shares outstanding	70,061,288	73,717,082
Net income (loss) per diluted share	$(6.24)	$(0.48)
Adjusted Operating Earnings per diluted share	$5.15	$5.10

1LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

Adjusted Earnings Per Share, Excluding Notables and Taxes

	Three Months Ended
(in millions, except per share amounts)	March 31, 2026	March 31, 2025
Adjusted operating earnings	$361	$376
Add: (Out performance)/under performance from limited partnership income	34	8
Add: Enhanced processes and data sources from identifying deceased policyholders	29	—
Add: Impact from effective tax rate versus a 15% tax rate guidance	(8)	(12)
Adjusted Operating Earnings exclude notable items and taxes	$416	$372

Adjusted Operating Earnings per common share (diluted), excluding notable items and taxes	$5.94	$5.05

The following is a reconciliation of Jackson Financial net cash provided by (used in) operating activities (Parent Company only), the most comparable U.S. GAAP measure, to Free Cash Flow:

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Jackson Financial, Inc. (Parent Company Only) Net cash provided by (used in) operating activities	$19	$29

Adjustments from net cash provided by operating activities to free cash flow:
Issuance of treasury stock to TPG	500	—
Capital distributions from subsidiaries	280	195
Capital contributed to subsidiaries	(500)	—
Dividends on preferred stock	(11)	(11)
Total adjustments	269	184
Free cash flow	$288	$213

Free Cash Flow Comprised of:
Issuance of treasury stock to TPG	500	—
Capital distributions from subsidiaries	280	195
Interest on surplus notes from subsidiary	45	45
Cash distributed to JFI	825	240

Capital contributed to Hickory Re	(500)	—

Parent company expenses	(29)	(28)
Net investment income and other income	7	8
Other, net	(15)	(7)
JFI expenses and other, net	(37)	(27)

Free cash flow	$288	$213

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business because it removes those short-term fluctuations. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on the Adjusted Book Value of JFI.

(in millions)	March 31, 2026	December 31, 2025
Total shareholders’ equity	$9,496	$9,953
Less: Preferred equity	533	533
Total common shareholders’ equity	8,963	9,420
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,409	1,201
Adjusted Book Value Attributable to Common Shareholders	$10,372	$10,621

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2026	2025
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $17 and $11 at March 31, 2026 and December 31, 2025, respectively (amortized cost: 2026 $52,356; 2025 $50,491)	$48,597	$47,321
Debt Securities, at fair value under fair value option	3,351	3,470
Equity securities, at fair value	243	172
Mortgage loans, net of allowance for credit losses of $159 and $133 at March 31, 2026 and December 31, 2025, respectively	10,248	9,887
Mortgage loans, at fair value under fair value option	196	324
Policy loans (including $3,556 and $3,537 at fair value under the fair value option at March 31, 2026 and December 31, 2025, respectively)	4,431	4,426
Freestanding derivative instruments	701	448
Other invested assets	3,246	3,185
Total investments	71,013	69,233
Cash and cash equivalents	5,539	5,704
Accrued investment income	636	634
Deferred acquisition costs	11,634	11,660
Reinsurance recoverable, net of allowance for credit losses of $30 and $30 at March 31, 2026 and December 31, 2025, respectively	18,926	19,518
Reinsurance recoverable on market risk benefits, at fair value	121	118
Market risk benefit assets, at fair value	6,701	7,867
Deferred income taxes, net	610	719
Other assets	905	637
Separate account assets	223,452	236,496
Total assets	$339,537	$352,586

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2026	2025
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$10,706	$10,896
Other contract holder funds	68,703	67,663
Market risk benefit liabilities, at fair value	3,971	3,754
Funds withheld payable under reinsurance treaties (including $3,744 and $3,723 at fair value under the fair value option at March 31, 2026 and December 31, 2025, respectively)	14,511	14,960
Long-term debt	2,027	2,030
Repurchase agreements and securities lending payable	505	1,036
Collateral payable for derivative instruments	343	58
Freestanding derivative instruments	238	257
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,543	2,578
Other liabilities	2,638	2,516
Separate account liabilities	223,452	236,496
Total liabilities	329,637	342,244

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at March 31, 2026 and December 31, 2025; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 70,270,752 and 66,825,632 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	6,393	6,063
Treasury stock, at cost; 24,217,563 and 27,662,683 shares at March 31, 2026 and December 31, 2025, respectively	(1,671)	(1,645)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(287) and $(377) at March 31, 2026 and December 31, 2025, respectively	(2,728)	(2,470)
Retained earnings	6,968	7,471
Total shareholders' equity	9,496	9,953
Noncontrolling interests	404	389
Total equity	9,900	10,342
Total liabilities and equity	339,537	352,586

Condensed Consolidated Income Statements

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Revenues
Fee income	$1,998	$1,986
Premiums	28	40
Net investment income:
Net investment income excluding funds withheld assets	541	528
Net investment income on funds withheld assets	199	227
Total net investment income	740	755
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	283	1,343
Net gains (losses) on funds withheld reinsurance treaties	(159)	(388)
Total net gains (losses) on derivatives and investments	124	955
Other income	12	14
Total revenues	2,902	3,750

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	258	244
(Gain) loss from updating future policy benefits cash flow assumptions, net	18	12
Market risk benefits (gains) losses, net	1,670	2,246
Interest credited on other contract holder funds, net of deferrals and amortization	315	288
Interest expense	25	25
Operating costs and other expenses, net of deferrals	735	677
Amortization of deferred acquisition costs	281	275
Total benefits and expenses	3,302	3,767
Pretax income (loss)	(400)	(17)
Income tax expense (benefit)	20	1
Net income (loss)	(420)	(18)
Less: Net income (loss) attributable to noncontrolling interests	4	6
Net income (loss) attributable to Jackson Financial Inc.	(424)	(24)
Less: Dividends on preferred stock	11	11
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$(435)	$(35)

Earnings per share
Basic	$(6.24)	$(0.48)
Diluted [1]	$(6.24)	$(0.48)
(1) If we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 317,447 and 247,765 shares for the three months ended March 31, 2026 and 2025.